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                                                                Exhibit 23.2

                    [WEINICK, SANDERS & CO. LLP LETTERHEAD]

                     Consent of Weinick, Sanders & Co. LLP
                   (Independent Certified Public Accountants)

        We consent to the use in the Registration Statement on Form S-8 of our report dated August 17, 1995 (except for Note 7(d) as to which the date is September 22, 1995) on the consolidated statements of income, stockholder's equity and cash flows of Gilman & Ciocia, Inc. and subsidiaries (the "Company") for the year ended June 30, 1995, incorporated by reference of the Company's Annual Report on Form 10-KSB.

                                        /s/ Weinick, Sanders & Co. LLP
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New York, New York
October 23, 1996